UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 17, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware

000-23657

51-0315860

(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

110 West 9th Street #453, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 575-7302

This amendment relates to a Form 8-K filed by Registrant on June 17, 2004 with respect to Item 5. Other Events.  Due to a clerical error, the date on which Carl H. Young III signed the filing on behalf of Registrant was stated as February 2, 2004, instead of the correct date, June 16, 2004.  The balance of the June 17, 2004, 8-K  remains as stated therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc.
(Registrant)

Date: June 17, 2004	By:	/s/ Carl H. Young III
Carl H. Young III
Interim Chief Executive Officer